As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4090463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

2001 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

John E. Ahern

President and Chief Executive Officer

NMT Medical, Inc.

27 Wormwood Street

Boston, Massachusetts 02210-1625

(Name and Address of Agent For Service)

(617) 737-0930

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	150,000 shares	$10.95(2)	$1,642,500(2)	$176

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ National Market on August 2, 2006.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 150,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2001 Employee Stock Purchase Plan, as amended. This registration statement incorporates by reference the contents of the registration statements on Form S-8, File Nos. 333-62618 and 333-107462, filed by the Registrant on June 8, 2001 and July 30, 2003, respectively, relating to the Registrant’s 2001 Employee Stock Purchase Plan, as amended.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on August 8, 2006.

NMT Medical, Inc.

By:	/s/ John E. Ahern
John E. Ahern
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NMT Medical, Inc., hereby severally constitute and appoint John E. Ahern and Richard E. Davis, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NMT Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John E. Ahern John E. Ahern	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 8, 2006

/s/ Richard E. Davis Richard E. Davis	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2006

/s/ Cheryl L. Clarkson Cheryl L. Clarkson	Director	August 8, 2006

/s/ Daniel F. Hanley, M.D. Daniel F. Hanley, M.D.	Director	August 8, 2006

/s/ James E. Lock, M.D. James E. Lock, M.D.	Director	August 8, 2006

/s/ Francis J. Martin Francis J. Martin	Director	August 8, 2006

/s/ Harry A. Schult Harry A. Schult	Director	August 8, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1(1)	Second Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Amendment to the Registrant’s Second Amended and Restated Certificate of Incorporation.

4.3(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.4(3)	Amended and Restated By-laws.

4.5(4)	Rights Agreement, dated as of June 7, 1999, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A, the form of Certificate of Designation, as Exhibit B, the form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney (see signature page of this registration statement).

(1)	Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001).
(2)	Incorporated by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-21001).
(3)	Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 333-06463).
(4)	Incorporated by reference to Exhibits to the Registrant’s Current Report on Form 8-K, dated June 7, 1999 (File No. 000-21001).